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                                                                    EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the annual report of Narrowstep Inc. (the "Company") on Form 10-KSB for the year ended February 28, 2006 as filed with the Securities and Exchange Commission on the date therein specified (the "Report"), I, Stephen Beaumont, President and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 24, 2006

                                 By:           /s/  Stephen Beaumont
                                      -----------------------------------------
                                                   STEPHEN BEAUMONT
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER

This Certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed "filed" by the Company for purposes of
Section 18 of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Report, irrespective of any general incorporation language contained in such filing. A signed original of this written statement required by Section 906 has been provided to Narrowstep Inc. and will be retained by Narrowstep Inc. and furnished to the Securities and Exchange Commission or its staff upon request.